As filed with the Securities and Exchange Commission on December 11, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EXP WORLD HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0681092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2219 Rimland Drive, Suite 301, Bellingham, WA	98226
(Address of Principal Executive Offices)	(Zip Code)

2015 Equity Incentive Plan

(Full title of the plan)

James Bramble

General Counsel

eXp World Holdings, Inc.

2219 Rimland Drive, Suite 301

Bellingham, WA 98226

(Name and address of agent for service)

(360) 685-4206

(Telephone number, including area code, of agent for service)

Copy to:

Christopher J. Voss

K&L Gates LLP

925 Fourth Avenue, Suite 2900

Seattle, Washington 98104

(206) 623-7580

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8, relating to the 2015 Equity Incentive Plan, as amended (the “2015 Incentive Plan”) of eXp World Holdings, Inc. (the “Registrant”), is being filed for the purpose of registering 4,585,177 additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

●	Registration Statement on Form S-8, File No. 333-221550, filed on November 14, 2017
●	Registration Statement on Form S-8, File No. 333-237382, filed on March 25, 2020
●	Registration Statement on Form S-8, File No. 333-269057, filed on December 29, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission and are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023;
(b)	The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on May 2, 2023, August 3, 2023 (as amended on August 8, 2023 and August 29, 2023) and November 2, 2023;
(c)

The Registrant’s Current Reports on Form 8-K filed with the SEC on January 4, 2023, January 27, 2023, January 30, 2023, February 28, 2023, March 24, 2023, May 2, 2023, May 3, 2023, May 12, 2023, May 22, 2023, June 26, 2023, July 31, 2023, August 3, 2023, September 7, 2023, November 2, 2023, November 9, 2023, November 17, 2023, November 28, 2023 and December 11, 2023 (excluding any portions of such documents that are furnished under Item 2.02 or Item 7.01 of Form 8-K and any exhibits included with such Items); and

(d)

The description of the Registrant’s Common Stock included as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed with the SEC on February 28, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit	Exhibit			Incorporated by Reference
Number	Description	Form	Exhibit	Filing Date/Period End Date
3.1	Restated Certificate of Incorporation	10-K	3.1	2/28/2023

3.2	Restated Bylaws	10-K	3.2	2/28/2023

4.1	Description of Securities	10-K	4.1	2/28/2023

5.1	Opinion of K&L Gates LLP.	NA	NA	NA

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	NA	NA	NA

23.2	Consent of K&L Gates LLP (included in its opinion filed as Exhibit 5.1)	NA	NA	NA

24.1	Power of Attorney (included on the signature page)	NA	NA	NA

99.1	2015 Equity Incentive Plan of eXp World Holdings, Inc., as amended	14C	NA	11/15/2019

107.1	Filing Fee Table	NA	NA	NA

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellingham, State of Washington, on December 11, 2023.

EXP WORLD HOLDINGS, INC.

/s/ Glenn Sanford
By:	Glenn Sanford
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Glenn Sanford and Kent Cheng, and each of them, either of whom may act without joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign and to file any or all amendments to this registration statement, including post-effective amendments to this registration statement, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Glenn Sanford	Chairman of the Board and Chief Executive Officer	December 11, 2023
Glenn Sanford	(principal executive officer)

/s/ Kent Cheng	Chief Accounting Officer	December 11, 2023
Kent Cheng	(principal financial officer)

/s/ Jason Gesing	Director	December 11, 2023
Jason Gesing

/s/ Randall Miles	Director	December 11, 2023
Randall Miles

/s/ Dan Cahir	Director	December 11, 2023
Dan Cahir

/s/ Monica Weakley	Director	December 11, 2023
Monica Weakley

/s/ Peggie Pelosi	Director	December 11, 2023
Peggie Pelosi

/s/ Fred Reichheld	Director	December 11, 2023
Fred Reichheld